UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 8, 2017

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                  ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 9, 2017, Taubman Centers, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) under Item 5.02 disclosing that the Board of Directors (the “Board”) of the Company appointed Mayree C. Clark and Michael J. Embler to the Board.
This amendment to the Original Form 8-K is being filed to report that effective March 8, 2018, Ms. Clark was appointed to the Compensation Committee and Mr. Embler was appointed to the Audit Committee. The Board has determined that Ms. Clark satisfies all applicable requirements to serve on the Compensation Committee, including without limitation the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. The Board has also determined that Mr. Embler satisfies all applicable requirements to serve on the Audit Committee, including without limitation the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended, and qualifies as an audit committee financial expert.
Item 8.01.    OTHER EVENTS.
On March 8, 2018, the Board also approved the transition of Myron E. (Mike) Ullman, III, from the Audit Committee to the Executive Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2018	TAUBMAN CENTERS, INC.

	By:	/s/ Chris B. Heaphy
Chris B. Heaphy
Assistant Secretary